AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (this "Agreement") is made as of this ____ day of ______, 2000, by and between StockJungle.com Trust, a Massachusetts business trust (the "SJTrust"), on behalf of its StockJungle.com Market Leaders Growth Fund ("Growth Fund"), its StockJungle.com Pure Play Internet Fund ("Internet Fund"), and its StockJungle.com Community Intelligence Fund ("Community Fund"), and Trust for Investment Managers, a Delaware business trust ("TIM"), on behalf of its StockJungle.com Market Leaders Growth Fund ("New Growth Fund"), its StockJungle.com Pure Play Internet Fund ("New Internet Fund"), and its StockJungle.com Community Intelligence Fund ("New Community Fund").

     WHEREAS, the parties wish to enter into a plan of reorganization (the "Plan") which will consist, among other things, of the transfer of assets of the Growth Fund to the New Growth Fund in exchange for shares of beneficial interest of the New Growth Fund (the "New Growth Shares"), the transfer of assets of the Internet Fund to the New Internet Fund in exchange for shares of beneficial interest of the New Internet Fund (the "New Internet Shares"), and the transfer of assets of the Community Fund to the New Community Fund in exchange for shares of beneficial interest of the New Community Fund (the "New Community Shares");

     WHEREAS, the Board of Trustees of the SJTrust, including a majority of the Trustees who are not "interested persons" of the SJTrust, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), has determined that the Plan is in the best interests of the shareholders of Growth Fund, Internet Fund and Community Fund, respectively, and that their interests would not be diluted as a result of the transactions contemplated thereby; and

     WHEREAS, the Board of Trustees of TIM, including a majority of the Trustees who are not "interested persons" of TIM, as defined in the 1940 Act, has determined that the Plan is in the best interests of each of the sole shareholders of New Growth Fund, New Internet Fund and New Community Fund, respectively, each of which is a newly created series of TIM formed for the specific purpose of entering into the Plan, and that the interests of each of the sole shareholders of each of New Growth Fund, New Internet Fund and New Community Fund would not be diluted as a result of the transactions contemplated thereby.

     NOW THEREFORE, in consideration of the agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE 1
                       TRANSFER OF ASSETS AND LIABILITIES

     1.1 TRANSFER OF ASSETS AND LIABILITIES. Subject to the terms and conditions set forth herein, on the Closing Date (as hereafter defined), Growth Fund shall transfer all of its assets to New Growth Fund, Internet Fund shall transfer all of its assets to New Internet Fund, and Community Fund shall transfer all of its assets to New Community Fund. In exchange therefor, New Growth Fund shall assume all of the liabilities of Growth Fund and deliver to Growth Fund a number of New Growth Shares which is equal to (i) the aggregate net asset value of Growth Fund at the close of business on the date preceding the Closing Date, divided by (ii) the net asset value per share of New Growth Fund outstanding as of the close of business on such day; New Internet Fund shall assume all of the liabilities of Internet Fund and deliver to Internet Fund a number of New Internet Shares which is equal to (i) the aggregate net asset value of Internet Fund at the close of business on the day preceding the Closing Date, divided by (ii) the net asset value per share of New Internet Fund outstanding as of the close of business on such day; and New Community Fund shall assume all of the liabilities of Community Fund and deliver to Community Fund a number of New Community Shares which is equal to (i) the aggregate net asset value of Community Fund at the close of business on the day preceding the Closing Date, divided by (ii) the net asset value per share of New Community Fund outstanding as of the close of business on such day.

     1.2 LIQUIDATION OF GROWTH FUND, INTERNET FUND AND COMMUNITY FUND. Subject to the terms and conditions set forth herein, on the Closing Date each of Growth Fund, Internet Fund and Community Fund shall liquidate and shall distribute pro rata to its shareholders of record, determined as of the close of business on the day preceding the Closing Date, the New Growth Shares, New Internet Shares and New Community Shares, respectively, received by it pursuant to Section 1.1.

     1.3 NO ISSUANCE OF SHARE CERTIFICATES. The liquidation and distribution of Growth Fund, Internet Fund and Community Fund provided for herein shall be accomplished by opening accounts on the books of each of New Growth Fund, New Internet Fund and New Community Fund, respectively, in the names of its respective shareholders and transferring to its respective shareholders New Growth Shares, New Internet Shares and New Community Shares, respectively, credited to the account of Growth Fund, Internet Fund and Community Fund, respectively, on the books of New Growth Fund, New Internet Fund and New Community Fund. No certificates evidencing New Growth Shares, New Internet Shares or New Community Shares shall be issued.

     1.4 TIME AND DATE OF COMPUTATION. The number of Shares to be issued by New Growth Fund to Growth Fund, New Internet Fund to Internet Fund, and New Community Fund to Community Fund shall be computed as of 4:30 p.m. (Eastern time) on the date preceding the Closing Date in accordance with the regular practices of Growth Fund, Internet Fund, Community Fund and the SJTrust.

     1.5 CLOSING TIME AND PLACE. The Closing Date shall be ___________, 2000, or such later date on which all of the conditions set forth in Article 2 have been fulfilled or otherwise waived by the parties hereto, but in any event not later than _____________, 2000, or such later date as the parties may mutually agree. All acts taking place on the Closing Date shall be deemed to be taking place simultaneously as of the commencement of business on the Closing Date, unless otherwise provided. The closing of the reorganization contemplated by the Plan (the "Closing") shall be held at 10:00 a.m. (Pacific time) at the offices of TIM, 2020 East Financial Way, Glendora, California, or such other time and/or place as the parties may mutually agree.

     1.6 DELAY OF VALUATION. If on the day preceding the Closing Date (a) the primary trading market for portfolio securities of either party is closed to trading or trading thereon is restricted, or (b) trading or the reporting of trading is disrupted so that an accurate appraisal of the value of the net assets of either party and an accurate calculation of the number of shares held by each shareholder is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

     1.7 TERMINATION OF GROWTH FUND, INTERNET FUND, COMMUNITY FUND AND SJTRUST. As promptly as practicable after the Closing, each of Growth Fund, Internet Fund, Community Fund and SJTrust shall dissolve.

                                    ARTICLE 2
         CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THE REORGANIZATION

     The respective obligation of each party to effect the reorganization contemplated by this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     2.1 SHAREHOLDER APPROVAL. On or prior to the Closing Date, the shareholders of Growth Fund, Internet Fund and Community Fund shall have approved the transactions contemplated by this Agreement in accordance with the provisions of Massachusetts law and the 1940 Act.

     2.2 NO INJUNCTIONS OR RESTRAINTS. On the Closing Date, no action, suit or other proceeding shall be pending before any court or government agency which seeks to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     2.3 CONSENTS. All consents of the other party and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the SJTrust to permit consummation, in all material respects, of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of either party or the SJTrust.

     2.4 EFFECTIVE REGISTRATION STATEMENT. The Form N-1A Registration Statement of TIM and the Form N-14 Registration Statement of TIM with respect to the New Growth Shares, New Internet Shares and New Community Shares shall have become effective and continue to be effective and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated.

     2.5 TAX OPINION. The parties shall have received an opinion of Paul, Hastings, Janofsky & Walker LLP substantially to the effect that for Federal income tax purposes:

     (a) The transfer of Growth Fund, Internet Fund and Community Fund assets to New Growth Fund, New Internet Fund and New Community Fund, respectively, in exchange for New Growth Shares, New Internet Shares and New Community Shares, respectively, and the distribution of the New Growth Shares, New Internet Shares and New Community Shares to the shareholders of the Growth Fund, Internet Fund and Community Fund, respectively, in liquidation of Growth Fund, Internet Fund and Community Fund will constitute a "reorganization" (the "Reorganization") within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended;

     (b) No gain or loss will be recognized by New Growth Fund, New Internet Fund and New Community Fund upon the receipt of the assets of Growth Fund, Internet Fund and Community Fund, respectively, solely in exchange for New Growth Shares, New Internet Shares and New Community Shares, respectively;

     (c) No gain or loss will be recognized by any of Growth Fund, Internet Fund and Community Fund upon the transfer of its assets to New Growth Fund, New Internet Fund and New Community Fund, respectively, in exchange for New Growth Shares, New Internet Shares and New Community Shares, respectively;

     (d) No gain or loss will be recognized by any shareholder of Growth Fund, Internet Fund and Community Fund upon exchange of its Growth Fund, Internet Fund and Community Fund shares, for New Growth Shares, New Internet Shares and New Community Shares, respectively;

     (e) The tax basis of the assets of Growth Fund, Internet Fund and Community Fund acquired by New Growth Fund, New Internet Fund and New Community Fund, respectively, will be the same as the tax basis of such assets to Growth Fund, Internet Fund and Community Fund, respectively, immediately prior to the reorganization;

     (f) The tax basis of New Growth Shares, New Internet Shares and New Community Shares received by each shareholder of Growth Fund, Internet Fund and Community Fund, respectively, pursuant to the reorganization will be the same as the tax basis of Growth Fund shares, Internet Fund shares and Community Fund shares, respectively, held by such shareholder immediately prior to the reorganization;

     (g) The holding period of the assets of Growth Fund, Internet Fund and Community Fund acquired by New Growth Fund, New Internet Fund and New Community Fund, respectively will include the period during which those assets were held by Growth Fund, Internet Fund and Community Fund, respectively; and

     (h) The holding period of the New Growth Shares, New Internet Shares and New Community Shares to be received by each shareholder of Growth Fund, Internet Fund and Community Fund will include the period during which the Growth Fund shares, Internet Fund shares and Community Fund shares exchanged therefor were held by such shareholder.

     2.6 COVENANTS, REPRESENTATIONS AND WARRANTIES. Each party shall have performed all of its covenants set forth in Article 4, and its representations and warranties set forth in Article 3 shall be true and correct in all material respects on and as of the Closing Date as if made on such date, and each of the President of TIM and the President of the SJTrust shall have executed a certificate to such effect.

     2.7 STATEMENT OF ASSETS AND LIABILITIES. Each of Growth Fund, Internet Fund and Community Fund shall have delivered to TIM on the Closing Date a statement of its assets and liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of its Treasurer or Assistant Treasurer as to its portfolio securities and the federal income tax basis and holding period as of the Closing Date.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     The parties represent and warrant as follows:

     3.1 STRUCTURE AND STANDING. Each party represents and warrants that it is duly organized as a series of a business trust, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has the power to own all of its properties and assets and conduct its business.

     3.2 POWER. Each party represents and warrants that it has full power and authority to enter into and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Trustees; this Agreement does not violate, and its performance will not result in violation of, any provision of its Declaration of Trust, or any agreement, instrument or other undertaking to which it is a party or by which it is bound; and this Agreement constitutes its valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

     3.3 LITIGATION. Each party represents and warrants that no litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending against it and, to the best of its knowledge, none is threatened against it or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business; it knows of no facts which might form the basis for the institution of such proceedings; and it is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

     3.4 FUND ASSETS. Each of Growth Fund, Internet Fund and Community Fund represents and warrants that on the Closing Date the assets received by New Growth Fund, New Internet Fund and New Community Fund from Growth Fund, Internet Fund and Community Fund, respectively, will be delivered to New Growth Fund, New Internet Fund and New Community Fund, respectively, as provided in Section 1.1 free and clear of all liens, pledges, security interests, charges or other encumbrances of any nature whatsoever created by Growth Fund, Internet Fund and Community Fund and without any restriction upon the transfer thereof, except for such liabilities assumed as provided in Section 1.1.

     3.5 THE SHARES. Each of New Growth Fund, New Internet Fund and New Community Fund represents and warrants that on the Closing Date (a) the New Growth Shares, New Internet Shares and New Community Shares, respectively, to be delivered to Growth Fund, Internet Fund and Community Fund as contemplated in this Agreement will be duly authorized, validly issued, fully paid and nonassessable; (b) no shareholder of New Growth Fund, New Internet Fund or New Community Fund or any other series of TIM has any preemptive right to subscription or purchase in respect thereof; (c) Growth Fund, Internet Fund and Community Fund will acquire the New Growth Shares, New Internet Shares and New Community Shares, respectively, free and clear of all liens, pledges, security interests, charges or other encumbrances of any nature whatsoever created by TIM and without any restriction on the transfer thereof; and (d) the New Growth Shares, New Internet Shares and New Community Shares will be duly qualified for offering to the public in all of the states of the United States in which such qualification is required or an exemption from such requirement shall have been obtained.

     3.6 TAX STATUS AND FILINGS. Each party represents and warrants that it has satisfied the requirements of Subchapter M of the Code for treatment as a regulated investment company and has elected to be treated as such; it has filed or furnished all federal, state, and other tax returns and reports required by law to have been filed or furnished, and it has paid or made provision for payment of, so far as due, all federal, state and other taxes, interest and penalties; that no such return is currently being audited; and that no assessment has been asserted with respect to any such returns or reports.

     3.7 ACCURACY OF INFORMATION. Each party represents and warrants that all information furnished by it to the other party for use in any documents which may be necessary in connection with the transactions contemplated by this Agreement will be accurate and complete and will comply in all material respects with federal securities and other laws and regulations applicable thereto.

     3.8 ACQUISITION OF THE SHARES. Each of Growth Fund, Internet Fund and Community Fund represents and warrants that the New Growth Shares, New Internet Shares and New Community Shares, respectively, it acquires pursuant to this Agreement are not being acquired for the purpose of making any distribution thereof, except in accordance with the terms of this Agreement.

     3.9 TIM TRUST. TIM represents and warrants that as of the Closing Date the New Growth Fund, New Internet Fund and New Community Fund will have only nominal assets and outstanding shares, solely for the purpose of voting on matters related to the reorganization contemplated by the Plan.

     3.10 SJTRUST FINANCIAL STATEMENTS. Growth Fund, Internet Fund and Community Fund each represents and warrants that its Statement of Assets and Liabilities of ______, 2000 provided to TIM has been prepared in accordance with generally accepted accounting principles consistently applied, and fairly reflects its financial condition as of such date, and there are no known contingent liabilities of such party as of such date not disclosed therein.

     3.11 NO ADVERSE CHANGES IN SJTRUST. Growth Fund, Internet Fund and Community Fund each represents and warrants that since ______, 2000, there has not been any material adverse change in its financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business except as otherwise disclosed in writing to and accepted by TIM (for the purposes of this paragraph, a decline in net asset value per share of a party shall not constitute a material adverse change).

     3.12 PROXY STATEMENT. Each party represents and warrants that the Combined Proxy Statement and Prospectus contained in the Registration Statement on Form N-14 to be used in connection with the transaction contemplated hereby (only insofar as it relates to such party) will, on its effective date and on the Closing Date, not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.

                                    ARTICLE 4
                                    COVENANTS

     4.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, each party shall operate its business in the ordinary course except as contemplated by this Agreement.

     4.2 SHAREHOLDERS MEETING. Each of Growth Fund, Internet Fund and Community Fund shall call a special meeting of its shareholders as soon as possible for the purpose of considering the reorganization contemplated by this Agreement.

     4.3 PREPARATION OF COMBINED PROSPECTUS AND PROXY STATEMENT. As soon as reasonably practicable after the execution of this Agreement, TIM shall prepare and file with the United States Securities and Exchange Commission in form and substance satisfactory to both parties, (a) an amendment to the Form N-1A registration statement of TIM with respect to New Growth Fund, New Internet Fund and New Community Fund, and (b) a combined prospectus and proxy statement on Form N-14 with respect to the reorganization and shall use its best efforts to provide that the combined prospectus and proxy statement can be distributed to the shareholders of Growth Fund, Internet Fund and Community Fund as promptly thereafter as practicable. As soon as reasonably practicable, the parties shall also prepare and file any other related filings required under applicable state securities laws.

     4.4 FEES AND EXPENSES. Whether or not this Agreement is consummated, each party shall bear its respective costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

     4.5 PROVISION OF DOCUMENTS. Each party agrees that it will, from time to time as and when reasonably requested by the other party, provide or cause to be provided to the other party such information, execute and deliver or cause to be executed and delivered to the other party such documents, and take or cause to be taken such further action, as the other party may deem necessary in order to carry out the intent of this Agreement.

     4.6 SJTRUST LIABILITIES. SJTrust will use its best efforts to discharge all of its financial liabilities and obligations prior to the Closing Date.

                                    ARTICLE 5
                        TERMINATION, AMENDMENT AND WAIVER

     5.1 TERMINATION. This Agreement may be terminated by resolution of the Board of Trustees of the SJTrust or the Board of Trustees of TIM at any time prior to the Closing Date, if

     (a) either party shall have breached any material provision of this Agreement; or

     (b) circumstances develop that, in the opinion of such Board, make proceeding with the Plan inadvisable; or

     (c) any governmental body shall have issued an order, decree or ruling having the effect of permanently enjoining, restraining or otherwise prohibiting the consummation of this Agreement.

     5.2 EFFECT OF  TERMINATION.  In the event of any  termination  pursuant  to
Section 5.1 (b) or (c), there shall be no liability for damage on the part of either party to the other party.

     5.3 AMENDMENT. This Agreement contains the entire agreement of the parties with respect to the reorganization contemplated by the Plan and may be amended prior to the Closing Date by the parties in writing at any time; provided, however, that there shall not be any amendment that by law requires approval by the shareholders of a party without obtaining such approval.

     5.4 WAIVER. At any time prior to the Closing Date, any of the terms or conditions of this Agreement may be waived by the Board of Trustees of the SJTrust or the Board of Trustees of TIM, if, in its judgment after consultation with legal counsel, such action or waiver will not have a material adverse effect on the benefits intended under this Agreement to the shareholders of Growth Fund, Internet Fund or Community Fund, or of New Growth Fund, New Internet Fund, or New Community Fund, respectively.

                                    ARTICLE 6
                               GENERAL PROVISIONS

     6.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware applicable to contracts made and to be performed in such state..

     6.2 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

     6.3 RECOURSE. All persons dealing with Growth Fund, Internet Fund, Community Fund, New Growth Fund, New Internet Fund or New Community Fund (each a "Fund" and together, the "Funds") must look solely to the property of such Fund for the enforcement of any claims against such Fund, as neither the trustees, directors, officers, agents nor shareholders of the Funds assume any personal liability for obligations entered into on behalf of any of the Funds.

     6.4 NOTICES. Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the SJTrust at 5750 Wilshire Boulevard, Suite 560, Los Angeles, CA 90036, Attention: President, or TIM at 2020 East Financial Way, Suite 105, Glendora, California 91741,
Attention: President.

     IN WITNESS WHEREOF, each party has caused this Agreement to be executed and attested on its behalf by its duly authorized representatives as of the date first above written.

                                        STOCKJUNGLE.COM TRUST, on behalf of its
                                        StockJungle.com Market Leaders Growth
                                        Fund, StockJungle.com Pure-Play Internet
                                        Fund and StockJungle.com Community
                                        Intelligence Fund


Attest:                                 By:
                                            ------------------------------------
                                            Michael J. Witz
                                            President

---------------------------

-----------------
Secretary

                                        TRUST FOR INVESTMENT MANAGERS, on behalf of its StockJungle.com Market Leaders Growth Fund, StockJungle.com Pure-Play Internet Fund and StockJungle.com Community Intelligence Fund


Attest:                                 By:
                                            ------------------------------------
                                            Robert H. Wadsworth
                                            President
--------------------------

------------------
Secretary